MORGAN & COMPANY
                                                Chartered Accountants




                        INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Alpha Motorsport, Inc. on Form SB-2 of our Independent Auditors' Report, dated August 19, 2004, on the consolidated balance sheet of Alpha Motorsport, Inc. as at June 30, 2004, and the related consolidated statements of operations, cash flows, and stockholders' equity for the period from April 28, 2004 (date of inception) to June 30, 2004.

In addition, we consent to the reference to us under the heading
"Experts and Legal Counsel" in the Registration Statement.


Vancouver, Canada                      /s/ Morgan & Company
October 21, 2004                           Chartered Accountants









Tel(604)687-5041                          P.O. Box 10007 Pacific Centre
Fax(604)687-0075                          Suite 1488-700 West Georgia Street
www.morgan-cas.com                        Vancouver, B.C. V7Y 1A1

                               Member of
                                 ACPA
                              International